                                                                  EXHIBIT 10.1.2



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                        APPLIED MOLECULAR EVOLUTION, INC.

                                 1992 STOCK PLAN

                             STOCK OPTION AGREEMENT



        Applied Molecular Evolutions, Inc., a Delaware corporation (the "Company"), hereby grants an Option to the Optionee named below to purchase shares of its common stock (par value $.001) ("Common Stock") of the Company. The terms and conditions of the Option are set forth in this Stock Option Agreement and in the Company's 1992 Stock Plan, as amended April 7, 2000 (the "Plan"). Unless otherwise defined herein, capitalized terms used in the Stock Option Agreement shall have the same meaning as in the Plan.

I.      GRANT INFORMATION

Date of Grant:                      __________, 20___

Name of Optionee:                   ____________________________________________

Optionee's Social Security Number:  ________-______-________

Type of Option:                     __ Incentive ("ISO")

                                    __ Nonstatutory ("NSO")

Number of Shares of Common Stock Covered by the Option: ____________

Exercise Price per Share:           $__________

Time of Exercise:                   The option may be Exercised at the time
                                    indicated below:

                                    [ ]   Anytime after date of grant ("Early
                                          Exercise")

                                    [ ]   At the time and to the extent rights
                                          under the option have vested



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                                    [ ]   Other ________________________________

Vesting Start Date:                 __________, 20__

Vesting Schedule:                   [Subject to attached Terms and Conditions,
                                    the Option shall vest as follows:
                                    Twenty-five percent (25%) of the shares of Common Stock subject to this Option will vest one (1) year from the Vesting Start
                                    Date (as shown on the first page of this Option). No portion of this Option will vest until the Optionee has complete one year of Service. Thereafter, the remaining seventy-five percent (75%) of the shares of Common Stock subject to this Option will vest monthly at a rate of 2.08333% of the total shares of Common Stock subject to this Option (rounded to the nearest whole number) such that 100% of the shares of Common Stock shall vest four years after the Vesting
                                    Start Date.]



        BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS STOCK OPTION AGREEMENT, INCLUDING THE ATTACHED TERMS AND CONDITIONS, NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT AND THE PLAN.

Optionee:
            --------------------------------------------------------------------
                                   (Signature)

Company:
            --------------------------------------------------------------------
                                   (Signature)

Title:
            --------------------------------------------------------------------



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II.     TERMS AND CONDITIONS

        1. VESTING. During your Service to the Company, your Option vests on the dates specified in the Vesting Schedule in Section I of this Stock Option Agreement. Vesting will cease if your Service terminates for any reason. Notwithstanding the above, one hundred percent (100%) of the shares of Common Stock covered by this option shall become vested upon a Change in Control.

        2. EXERCISE OF OPTION BEFORE VESTING ("EARLY EXERCISE"). To the extent indicated in Section I of this Agreement, you may exercise your Option before it is fully vested, and the vesting provisions set forth in the Vesting Schedule of this Stock Option Agreement will apply to the Common Stock you acquire by exercising your Option. IF YOU EXERCISE THIS OPTION BEFORE VESTING, YOU SHOULD CONSIDER MAKING AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "83(b) ELECTION"), A FORM OF WHICH IS ATTACHED AS EXHIBIT
E. PLEASE SEE THE TAX SUMMARY ATTACHED AS EXHIBIT F. THE 83(b) ELECTION MUST BE FILED WITHIN THIRTY (30) DAYS AFTER THE DATE YOU EXERCISE ALL OR ANY PORTION OF YOUR OPTION IN WHICH YOU ARE NOT VESTED.

        3. SERVICE; LEAVES OF ABSENCE. Your Service shall cease when you cease to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board. For purposes of your Option, your Service does not terminate when you go on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether your Option is entitled to ISO status, your Service will be treated as terminating ninety (90) days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work. The Company determines which leaves count toward Service, and when your Service terminates for all purposes under the Plan.

        4. TERM OF OPTION. Your Option expires on the day before the 10th anniversary of the Date of Grant (fifth anniversary for a 10% owner), and will expire earlier if your Service terminates as follows:

                (a) REGULAR TERMINATION. If your Service terminates for any reason except Cause, death or Total and Permanent Disability, then your Option will expire at the close of business at Company headquarters on the date three (3) months after your Service terminates. During that three-(3)-month period, you may exercise that portion of your Option that was vested on the date that your Service terminated.

                (b) CAUSE. If your Service terminates for Cause, your Option will expire immediately.

                For purposes of this Section 4(b), "Cause" means (i) continued failure to perform substantially your duties, which standard of duties shall be referenced to the standards set by the Company at the date of this Agreement (other than as a result of sickness, accident



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        or similar cause beyond your reasonable control) after receipt of a written warning and given thirty (30) days to improve, (ii) willful and material misconduct, which is demonstrably and materially injurious to the Company or any of its subsidiaries, including willful and material failure to perform your duties as an officer or employee of the Company or any of its subsidiaries or a material breach of this Agreement, (iii) conviction of or plea of nolo contendere to a felony; (iv) conviction of an act of fraud against, or the misappropriation of property belonging to the Company or any of its subsidiaries, or any employee, customer, or supplier of the Company or any of its subsidiaries.

                (c) DEATH. If you die while in Service, then your Option will expire at the close of business at Company headquarters on the date six
        (6) months after the date of death. During that six-(6)-month period, your estate or heirs may exercise that portion of your Option that was vested on the date of death.

                (d) TOTAL AND PERMANENT DISABILITY. If your Service terminates because of your Total and Permanent Disability, then your Option will expire at the close of business at Company headquarters on the date six
        (6) months after your Service terminates. During that six-(6)-month period, you may exercise that portion of your Option that was vested on the date of your Total and Permanent Disability.

        5. EXERCISE OF OPTION.

                (a) LEGAL RESTRICTIONS. By signing this Agreement, you agree not to exercise this Option or sell any Common Stock acquired upon exercise of this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. In particular, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable.

                If the sale of Common Stock under the Plan is not registered under the Securities Act of 1933, as amended (the "Securities Act"), but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Common Stock being acquired upon exercise of this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall



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        make such other representations as are deemed necessary or appropriate by the Company and its counsel.

                (b) METHOD OF EXERCISE. To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement, attached hereto as Exhibit A. If you exercise your option prior to vesting, you must also execute the Joint Escrow Instructions and an Assignment Separate from Certificate, attached hereto as Exhibits B and C, respectively. You must submit the form(s), together with full payment, at the address given on the form(s). Your exercise will be effective when the Company receives it. If someone else wants to exercise your Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

                (c) FORM OF PAYMENT. When you submit Exhibit A, you must include payment of the aggregate Exercise Price for the Common Stock you are purchasing. Payment may be made in one (or a combination) of the following forms.

                ~       Your personal check, a cashier's check or a money order.

                ~ Shares of Common Stock which you have owned for six months and which are surrendered to the Company. The value of such Common Stock, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

                ~ To the extent that a public market for Common Stock exists as determined by the Company, by delivery (on a form approved by the Company) of an irrevocable direction to a securities broker to sell Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

                ~ Any other form of legal consideration approved by the Board.

                (d) WITHHOLDING TAXES. You will not be allowed to exercise your Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Common Stock acquired upon exercise of your Option.

        6. RESALE RESTRICTIONS/MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, you shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, nor shall you sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering. By signing this Agreement you agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

        7. RIGHT OF FIRST REFUSAL. If you propose to sell, pledge or otherwise transfer to a third party any Common Stock acquired under this Stock Option Agreement, or any interest in such Common Stock, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Common Stock. If you desire to transfer Common Stock acquired under this Stock Option Agreement, you must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The Transfer Notice shall be signed both by you and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Common Stock. The Company shall have the right to purchase all, and not less than all, of the Common Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

        If the Company fails to exercise its Right of First Refusal before or within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Common Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Common Stock on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that if the Transfer Notice provided that payment for the Common Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the Option of paying for the Common Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

        The Company's Right of First Refusal shall inure to the benefit of its successors and assigns, shall be freely assignable in whole or in part and shall be binding upon any transferee of the Common Stock.

        The Company's Right of First Refusal shall terminate if the Company's common stock is listed on an established stock exchange or is quoted regularly on the Nasdaq Stock Market.



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        8. TRANSFER OF OPTION. Prior to your death, only you may exercise your
Option. You cannot transfer or assign your Option. For instance, you may not sell your Option or use it as security for a loan. If you attempt to do any of these things, your Option will immediately become invalid. You may, however, dispose of your Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

        9. NO RETENTION RIGHTS. Your Option does not give you the right to be retained by the Company (or any subsidiaries) in any capacity. The Company reserves the right to terminate your Service at any time and for any reason.

        10. STOCKHOLDER RIGHTS. You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Common Stock has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

        11. ADJUSTMENTS TO COMMON STOCK. In the event of a stock split, a stock dividend or a similar change in the Company's Common Stock, the number of shares covered by your Option and the exercise price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

        12. LEGENDS. All certificates representing the Common Stock issued upon exercise of your Option shall, where applicable, have endorsed thereon the following legends:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES AND RIGHTS OF REPURCHASE. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE NOT REQUIRED."



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        13. APPLICABLE LAW. This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice of law provisions).

        14. INCORPORATION OF PLAN BY REFERENCE. The text of the Plan is incorporated in this Agreement by reference.

        This Agreement and the Plan constitute the entire understanding between you and the Company regarding your Option. Any prior agreements, commitments or negotiations concerning your Option are superseded.

        BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN. YOU ALSO ACKNOWLEDGE THAT YOU HAVE READ SECTION 11, "PURCHASER'S INVESTMENT REPRESENTATIONS" OF EXHIBIT A AND THAT YOU CAN AND HEREBY DO MAKE THE SAME REPRESENTATIONS WITH RESPECT TO THE GRANT OF THIS OPTION.



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                                                                       EXHIBIT A
                                                           (to be attached to an
                                                               option agreement;
                                               allows exercise prior to vesting)


                        APPLIED MOLECULAR EVOLUTION, INC.

             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT


        THIS AGREEMENT is dated as of ___________, ____, between Applied Molecular Evolution, Inc. (the "Company"), and _________________ ("Purchaser").

                              W I T N E S S E T H:

        WHEREAS, the Company and Purchaser are parties to that certain Stock Option Agreement dated as of ___________, ____ and amended on ________________, 2000, (the "Option Agreement") pursuant to which the Purchaser has the right to purchase up to ______ shares of the Company's common stock (the "Option Shares"); and

        WHEREAS, the Option is exercisable with respect to certain of the Option Shares as of the date hereof; and

        WHEREAS, pursuant to the Option Agreement, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Agreement, the Option Agreement and the Applied Molecular Evolution, Inc. 1992 Stock Plan (the "Plan"). Certain capitalized terms used in this Agreement are defined in the Plan.

        NOW, THEREFORE, it is agreed between the parties as follows:

SECTION 1:     PURCHASE OF SHARES.

        (a) Pursuant to the terms of the Option Agreement, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser _________ shares of the Company's common stock (the "Common Stock") for the Exercise Price per share specified in the Option Agreement payable by personal check, cashier's check or money order, or, as permitted by the Option Agreement, as follows: _______________________________. Payment shall be delivered at the Closing, as such term is hereinafter defined.

        (b) The closing hereunder (the "Closing") shall occur at the offices of the Company on __________, ____, or such other time and place as may be designated by the Company (the "Closing Date").

SECTION 2:     REPURCHASE OPTION



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        All unvested shares of the Common Stock purchased by the Purchaser pursuant to this Agreement (sometimes referred to as the "Repurchase Option Stock") shall be subject to the following option (the "Repurchase Option"):

        (a) In the event the Purchaser terminates service with the Company ("Service") for any reason, with or without cause, the Company may exercise the Repurchase Option.

        (b) Purchaser understands that the Common Stock is being sold in order to induce Purchaser to become and/or remain associated with the Company and to work diligently for the success of the Company and that the Repurchase Option Stock will continue to vest in accordance with the schedule set forth in the Option Agreement. Accordingly, the Company shall have the right at any time within 90 days after the termination of Service to purchase from the Purchaser all shares of Common Stock purchased hereunder which have not vested in accordance with the terms of such vesting schedule in the Option Agreement. The purchase price for such unvested shares of Repurchase Option Stock shall be the Exercise Price per share (the "Option Price") paid by Purchaser for such shares pursuant to the Option Agreement. The purchase price shall be paid by certified, cashier's, or the Company's check or by cancellation of any indebtedness of Purchaser to the Company. The Company's Repurchase right shall lapse with respect to Common Stock in accordance with the vesting schedule in the Option Agreement.

        (c) Nothing in this Agreement shall be construed as a right by Purchaser to be retained by the Company, or a parent or subsidiary of Company in any capacity. The Company reserves the right to terminate Purchaser's Service at any time and for any reason.

SECTION 3:     EXERCISE OF REPURCHASE OPTION

        The Repurchase Option shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in Section 16 of this Agreement and to the Escrow Agent as provided in Section 16 of the Joint Escrow Instructions attached as Exhibit B to the Option Agreement.

SECTION 4:     WAIVER, ASSIGNMENT, EXPIRATION OF REPURCHASE OPTION

        If the Company waives or fails to exercise the Repurchase Option as to all of the shares subject thereto, the Company may, in the discretion of its Board of Directors, assign the Repurchase Option to any other holder or holders of preferred or common stock of the Company in such proportions as such Board of Directors may determine. In the event of such an assignment, the assignee shall pay to the Company in cash an amount equal to the fair market value of the Repurchase Option. The Company shall promptly, upon expiration of the 90-day period referred to in Section 2 above, notify Purchaser of the number of shares subject to the Repurchase Option assigned to such stockholder(s) and shall notify both the Purchaser and the assignee(s) of the time, place and date for settlement of such purchase, which must be made within 90 days from the date of cessation of continuous Service. In the event that the Company and/or such assignee(s) do not elect to exercise the Repurchase Option as to all or part of the

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shares subject to it, the Repurchase Option shall expire as to all shares which the Company and/or such assignee(s) have not elected to purchase.

SECTION 5:     ESCROW OF SHARES

        (a) As security for Purchaser's faithful performance of the terms of this Agreement and to ensure the availability for delivery of Purchaser's shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees at the Closing hereunder, to deliver to and deposit with the Escrow Agent named in the Joint Escrow Instructions attached to the Option Agreement as Exhibit B, (i) the certificate or certificates evidencing the Repurchase Option Stock; (ii) the certificate or certificates evidencing the Option Stock subject to the terms of the full-recourse promissory note, if applicable; and (iii) two Assignments Separate from Certificate duly executed (with date and number of shares in blank) in the form attached to the Option Agreement as Exhibit C. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Joint Escrow Instructions, which instructions shall also be delivered to the Escrow Agent at the Closing hereunder.

        (b) Within 30 days after the last day of each successive completed calendar quarter after the Closing Date, if Purchaser so requests, the Escrow Agent will deliver to Purchaser certificates representing so many shares of Common Stock as are no longer subject to the Repurchase Option or, if applicable, to the terms of the full-recourse promissory note (less such shares as have been previously delivered). Ninety days after cessation of Purchaser's Service with the Company the Company will direct the Escrow Agent to deliver to Purchaser a certificate or certificates representing the number of shares not repurchased by the Company or its assignees pursuant to exercise of the Repurchase Option and not subject to the terms of the full-recourse promissory note (less such shares as have been previously delivered).

SECTION 6:     ADJUSTMENT OF SHARES

        Subject to the provisions of the Certificate of Incorporation of the Company, if, from time to time during the term of the Repurchase Option:

        (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or

        (b) there is any consolidation, merger or sale of all or substantially all, of the assets of the Company,

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of the shares shall be immediately subject to such Repurchase Option with the same force and effect as the shares of Repurchase Option Stock from time to time subject to the Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Option Stock upon exercise of the Repurchase Option shall be appropriately and equitably adjusted as determined by the Board of Directors of the Company.

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SECTION 7:     THE COMPANY'S RIGHT OF FIRST REFUSAL.

        Before any shares of Common Stock registered in the name of Purchaser and not subject to the Repurchase Option may be sold or transferred, such shares shall first be offered to the Company as set forth in the Option Agreement.

SECTION 8:     PURCHASER'S RIGHTS AFTER EXERCISE OF REPURCHASE
               OPTION OR RIGHT OF FIRST REFUSAL.

        If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Stock to be repurchased in accordance with the provisions of Sections 2 and 7 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 9:     TRANSFER BY PURCHASER TO CERTAIN TRUSTS.

        Purchaser shall have the right to transfer all or any portion of Purchaser's interest in the shares issued under this Agreement which have been delivered to Purchaser under the provisions of Section 5 of this Agreement, to a trust established by Purchaser for the benefit of Purchaser, Purchaser's spouse or Purchaser's children, without being subject to the provisions of Section 7 hereof, provided that the trustee on behalf of the trust shall agree in writing to be bound by the terms and conditions of this Agreement. The transferee shall execute a copy of Exhibit D attached to the Option Agreement and file the same with the Secretary of the Company.

SECTION 10:    LEGEND OF SHARES.

        All certificates representing the Common Stock purchased under this Agreement shall, where applicable, have endorsed thereon the legends set forth in the Option Agreement and any other legends required by applicable securities laws.

SECTION 11:    PURCHASER'S INVESTMENT REPRESENTATIONS.

        (a) This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's acceptance hereof Purchaser confirms, that the Common Stock which Purchaser will receive will be acquired with Purchaser's own funds for investment for an indefinite period for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser's property shall at all times be within Purchaser's control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation, to such person or to any third person, with respect to any of the Common Stock.

        (b) Purchaser understands that the Common Stock will not be registered or qualified under federal or state securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under federal or state securities laws and that the Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.

        (c) Purchaser agrees that in no event will Purchaser make a disposition of any of the Common Stock (including a disposition under Section 9 of this Agreement), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Common Stock under federal or state securities laws or (B) appropriate action necessary for compliance with the federal or state securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this section.

        (d) With respect to a transaction occurring prior to such date as the Plan and Common Stock thereunder are covered by a valid Form S-8 or similar federal registration statement, this subsection shall apply unless the transaction is covered by the exemption in California Corporations Code Section 25102(o) or a similar broad based exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment, has the ability to bear the economic risks of Purchaser's investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

        (e) Purchaser understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or if a registration statement covering the Common Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act of 1933) under the Securities Act of 1933 is not in effect when Purchaser desires to sell the Common Stock, Purchaser may be required to hold the Common Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Common Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act of 1933 may be made only in limited amounts in accordance with the terms and conditions of that Rule.

SECTION 12:    ASSISTANCE TO PURCHASER UNDER RULE 144.

        The Company covenants and agrees that (a) at all times after it first becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act of 1933, and that if prior to becoming subject to such reporting requirements an over-the-counter market develops for the Common Stock, it will make publicly available the information required by Rule 144(c)(2); (b) it will furnish Purchaser, upon request, with all information required for the preparation and filing of Form 144; and (c) it will on a timely basis use its best efforts to file all reports required to be filed and make all disclosures, including disclosures of materially adverse information, required to permit Purchaser to make the required representations in Form 144.

SECTION 13:    NO DUTY TO TRANSFER IN VIOLATION HEREUNDER.

        The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

SECTION 14:    RIGHTS OF PURCHASER.

        Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Common Stock.

SECTION 15:    OTHER NECESSARY ACTIONS.

        The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 16:    NOTICE.

        Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by 10 days' advance written notice to the other party hereto.

SECTION 17:    SUCCESSORS AND ASSIGNS.

        This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser's heirs, executors, administrators, successors and assigns. The failure of the Company in any instance to exercise the Repurchase Option or rights of first offer described herein shall not constitute a waiver of any other Repurchase Option or right of first offer that may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

SECTION 18:    APPLICABLE LAW.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

SECTION 19:    NO STATE QUALIFICATION.

        THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

SECTION 20:    NO ORAL MODIFICATION.

        No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 21:    ENTIRE AGREEMENT.

        This Agreement and the Option Agreement constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


APPLIED MOLECULAR EVOLUTION, INC.           PURCHASER


By:
   ------------------------------           ------------------------------------

                                    EXHIBIT B

                            JOINT ESCROW INSTRUCTIONS

                                ---------, -----



Secretary
Applied Molecular Evolution, Inc.

Dear Sir or Madam:

        As Escrow Agent for both Applied Molecular Evolution, Inc. (the "Company"), and ___________________ ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Common Stock Purchase Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached as Exhibit B to a certain Stock Option dated ________ ("Option Agreement"), in accordance with the following instructions:

        1. In the event the Company shall elect to exercise the Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice as provided in the Agreement. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice, including prompt delivery of stock certificates.

        2. At the closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by certified, bank cashier's, or the Company's check) for the number of shares being purchased pursuant to the exercise of the Repurchase Option.

        3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this
Section 3, Purchaser shall exercise all rights and privileges, including but not limited to, the right to vote and to receive dividends (if any), of a stockholder of the Company while the shares are held by you.

        4. In accordance with the terms of Section 5 of the Agreement, if Purchaser exercised his or her Options using a full recourse promissory note, then you may from time to time deliver to Purchaser a certificate or certificates representing so many shares as are no longer subject to the terms of such full recourse promissory note.

        5. In accordance with the terms of Section 5 of the Agreement, you may from time to time deliver to Purchaser a certificate or certificates representing so many shares as are no longer subject to the Repurchase Option.

        6. This escrow shall terminate upon the release of all shares held under the terms and provisions hereof.

        7. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged from all further obligations hereunder.

        8. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        9. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        10. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        11. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        12. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        13. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

        14. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice of each party. In the event of any such termination, the Company shall appoint any officer of the Company as successor Escrow Agent.

        15. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        16. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        17. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled.

        18. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        19. This instrument shall be governed by and construed in accordance with the laws of the State of California.

        20. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                            Very truly yours,

                                            Applied Molecular Evolution, Inc.


                                            By:
                                               ---------------------------------



ESCROW AGENT:                               PURCHASER:


--------------------------                  ------------------------------------

                                    EXHIBIT C

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto _________________________ ________________________
(________) shares of the Common Stock of Applied Molecular Evolution, Inc. (the "Company"), standing in __________ name on the books of the Company represented by Certificate No. ___________ herewith and hereby irrevocably constitutes and appoints ________________ Attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated:  ____________________, ____.


                                            ------------------------------------
                                                        Print Name


                                            ------------------------------------
                                                        (Signature)


                         Spousal Consent (if applicable)


___________________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.


                                            ------------------------------------
                                                         Signature


INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS "REPURCHASE OPTION" SET FORTH IN THE STOCK PURCHASE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER

                                    EXHIBIT D


               ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND BY THE
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT
                      OF APPLIED MOLECULAR EVOLUTION, INC.


        The undersigned, as transferee of shares of Applied Molecular Evolution, Inc., hereby acknowledges that he or she has read and reviewed the terms of the Notice of Exercise and Common Stock Purchase Agreement of Applied Molecular Evolution, Inc. and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

Dated:  ____________________, ____.


                                            By:
                                               ---------------------------------

                                    EXHIBIT E

                         ELECTION UNDER SECTION 83(b) OF
                            THE INTERNAL REVENUE CODE


This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

        (i)    The taxpayer who performed the services is:

               Name:
                    ----------------------------------------------

               Address:
                       -------------------------------------------

                       -------------------------------------------

               Social Security No.:
                                   -------------------------------

        (ii) The property with respect to which the election is being made is _____________ shares of common stock of Applied Molecular Evolution, Inc., a Delaware corporation (the "Company").

        (iii)  The property was issued on _______________, 20____.

        (iv) The taxable year in which the election is being made is the calendar year 20____.

        (v) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's service with the issuer is terminated. The issuer's repurchase right lapses in a series of annual and monthly installments over a ____ (__) year period ending on ___________.

        (vi) The Fair Market Value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is _________ per share.

        (vii)  The amount paid for such property is $_____________.

        (viii) A copy of this statement was furnished to the Company for whom taxpayer rendered the service underlying the transfer of property.

        (ix)   This statement is executed as of ___________________, 20_____.


----------------------------------          ------------------------------------
Spouse (if any)                             Taxpayer

THIS FORM MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH TAXPAYER FILES HIS/HER FEDERAL INCOME TAX RETURN. THE FILING MUST BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY REFERENCED ABOVE.

                                    EXHIBIT F

                                   TAX SUMMARY
                               EXERCISE OF OPTIONS


The following tax discussion is a brief summary of current federal income tax law regarding the exercise before vesting of stock options granted to you under the Applied Molecular Evolution, Inc. 1992 Stock Plan, as amended (the "Plan"). The discussion is intended solely for general information. The federal income tax laws and regulations are complex and change frequently, and each person's situation is different. You are urged to consult your own tax adviser before exercising stock options or disposing of any shares of stock acquired under the Plan. The exercise of your options and sale of shares may have state, local, and estate and gift tax consequences as well as the federal income tax aspects outlined below.

EXERCISE OF INCENTIVE STOCK OPTIONS (ISOS)

        When you exercise your ISOs, you will not be subject to federal income tax, and the Company will not be entitled to a tax deduction by reason of such exercise. When you sell the shares, the difference between the sales proceeds and the exercise price will be long-term capital gain (or loss) if you have held the shares for more than one year and the sale occurs more than two years after the grant date of the ISO. If you sell the shares before you have met these holding requirements (a "disqualifying disposition"), you will recognize ordinary income, and the Company will receive a corresponding deduction, equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date over the exercise price, or (ii) the excess of the amount realized on sale over the exercise price. You could have a disqualifying disposition if you use shares acquired on exercise of an ISO to purchase new shares in a "stock-for-stock" transfer before the holding periods are met.

        When you exercise your ISO, the spread between the exercise price and the fair market value of the shares on date of exercise will be a tax preference item for purposes of the alternative minimum tax. Alternative minimum tax is payable when such tax exceeds a taxpayer's regular federal income tax. Whether the alternate minimum tax is imposed will depend on your total tax situation. If alternate minimum tax is paid, the portion of alternative minimum tax attributable to certain items of tax preference (including the spread upon the exercise of an ISO) may be credited against your regular tax liability in a later year. In addition, the alternative minimum tax paid with respect to the spread is added to your basis in the shares when computing the capital gain tax preference item on sale for alternative minimum tax purposes (but not when computing gain or loss on the shares for regular income tax purposes).

        If you sell shares acquired on the exercise of an ISO in the year of exercise, which would be a disqualifying disposition, the spread will not be a tax preference item. Instead, the spread will be subject to regular income tax as compensation income.

        You may pay the exercise price in a "stock-for-stock" exchange using Company stock that you have owned for at least six months ("old shares"). If the Company stock was acquired on exercise of an ISO, then the ISO holding periods must be met or you will have a "disqualifying disposition" of the old shares. If you use the "stock-for-stock" method, the exercise is treated as two transactions: (1) the exchange of old shares with a fair market value equal to the exercise price for the same number of new shares ("exercise price shares") and (2) the acquisition of additional shares (the "excess shares") equal in value to the difference between the fair market value of the total shares acquired on exercise of the ISO and the exercise price for all shares. Your basis in the exercise price shares is the same as your basis in the old shares, and the capital gains holding period is computed from the date you acquired the old shares. Your basis in the excess shares is zero and the capital gains holding period starts on that date. The fair market value of the excess shares would be a tax preference item for purposes of the alternative minimum tax in the year of exercise. The advantage of the stock-for-stock method of exercise is that you defer tax on the appreciation of the old shares until you sell the exercise price shares.

        Your Option Agreements have been amended to permit you to exercise your ISOs before they vest. In that case, the shares acquired on exercise will be subject to the same vesting schedule as the related options. The Company will have the right to repurchase the shares at the exercise price if your service with the Company terminates before the shares vest. The shares will be held in escrow by an officer of the Company and released to you as they vest. The capital gain and ISO holding periods begin from date of exercise, not date of vesting. For purposes of the alternative minimum tax, the spread is measured on the date of exercise if you make an "83(b) election", as described below, within 30 days of exercise. Otherwise, the spread will be measured on the date the shares vest.

EXAMPLE: Assume you are granted an ISO with an exercise price of 10 cents per share, which vests over four years. Assume that you exercise the ISO after vesting when the stock has a fair market value of $10.10 per share. You will have a preference item for alternate minimum tax purposes of $10.00 per share and would have to hold the shares for another year to avoid a "disqualifying disposition." If you exercise before vesting, the preference item would be the "spread" on date of exercise. Your holding period for long-term capital gains would begin on the date of exercise, but you would still have to hold the shares for two years from the date the ISO was granted to avoid a "disqualifying disposition". If you do not make an "83(b) election", the difference between the exercise price and the fair market value of the shares on the date they vest will be taxable as ordinary income in the year that the shares vest.

        If you exercise early, the shares you acquire on exercise will vest over the same four-year period that the related options would have vested. If you leave the service of the Company within that four years, the Company would have the right to repurchase your unvested shares for the exercise price. You will get no tax deduction on the repurchase of the unvested shares.

        The total value (determined at date of grant) of the shares covered by your ISOs that first become exercisable in any single calendar year cannot exceed $100,000. Your ISOs must be exercised within three months of termination of employment (except in the case of death or disability). ISOs that do not meet these special rules become nonstatutory stock options (NSOs) and are treated the same as NSOs for tax purposes on exercise, as described below.

EXERCISE OF NONQUALIFIED STOCK OPTIONS (NSOS)

        Upon the exercise of an NSO, the "spread" between the fair market value of the shares on the date of exercise and the exercise price will be taxable to you as compensation at ordinary income rates. The Company will be entitled to deduct the same amount, provided it makes all required tax withholdings. You must arrange with the Company for payment of all applicable federal, state and local withholding tax obligations before you can receive your shares.

        Your tax basis in the shares you acquire on exercise of the NSO is the fair market value of such shares on the date of exercise. When you sell the shares, you will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than 12 months after exercise) equal to the difference between your basis in the shares and the sale proceeds.

        You may pay the exercise price in a "stock-for-stock" exchange using Company stock that you have owned for at least six months ("old shares"). Special rules apply if the Company stock was acquired on exercise of an ISO. Those rules are discussed above. If you use the "stock-for-stock" method, the exercise is treated as two transactions: (1) the exchange of old shares with a fair market value equal to the exercise price for the same number of new shares ("exercise price shares") and (2) the acquisition of additional shares (the "excess shares") equal in value to the difference between the fair market value of the total shares acquired on exercise of the NSO and the exercise price for all shares. Your basis in the exercise price shares is the same as your basis in the old shares, and the capital gains holding period is computed from the date you acquired the old shares.

        You will be taxed at ordinary income rates on the fair market value of the excess shares (minus any cash you pay for those shares). Your basis in the excess shares is equal to their fair market value on the exercise date, and the capital gains holding period starts on that date. The advantage of the stock-for-stock method of exercise is that you defer tax on the appreciation of the old shares until you sell the exercise price shares.

        If you exercise your NSOs immediately, and make a Section 83(b) election within 30 days of exercise, the spread is measured on the date of exercise for purposes of compensation income. Otherwise, the spread is measured on the date that shares vest.

        EXAMPLE: Assume the same facts as in the example above, and assume that the fair market value of the shares on date of early exercise is $5.10 per share. If you exercise after vesting, you would have compensation income of $10.00 per share and your basis in the shares would be $10.10 per share. If you sell the shares after one year for $30.10 per share, you would have long-term capital gain of $20.00 per share.

        If, on the other hand, you exercise the NSO before vesting and make a
Section 83(b) election within 30 days of exercise, your compensation income will equal the spread on the date of exercise ($5.00 per share) and your basis in the shares will be their fair market value on the date of exercise ($5.10 per share). When you sell the shares after one year for $30.10 per share, you will have long term capital gain of $25.00 per share. If you do not make a Section 83(b) election in the year of exercise, the value of the shares will be taxed as compensation income in the year they vest.

        If you leave the Company before the shares vest, the Company will have the right to repurchase the shares for their exercise price. If you made a
Section 83(b) election, and were taxed on the spread on the shares on the date of exercise, you will get no deduction for that amount when if the shares are repurchased.

SECTION 83(b) ELECTIONS

        An election under Internal Revenue Code Section 83(b) permits the excess, if any, of (i) the fair market value of such shares at the time of transfer (determined without regard to restrictions other than those which will never lapse) over (ii) the amount (if any) paid for such shares (the "spread") to be the measure of the preference item for purposes of alternative minimum tax in the case of an ISO or as compensation income in the case of an NSO.

        The election must be made not later than 30 days after the date of transfer of the shares to you. The election must be filed with the Internal Revenue Service Center where you file your tax return. Each filing should be made by certified mail with the sender's receipt postmarked at the time of mailing to establish proof of filing.

        One copy of the election should be filed with the Company. Finally, one copy of the election must be submitted with your federal income tax return for the taxable year in which the shares are transferred. Certain states may also require a copy of the election to be submitted with state tax returns. Employees should seek local tax advice.

        TAX LAWS ARE COMPLEX AND CHANGE FREQUENTLY. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR ABOUT YOUR PARTICULAR SITUATION BEFORE EXERCISING AN OPTION OR MAKING A SECTION 83(b) ELECTION.